Exhibit 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ashford Hospitality Trust of our report dated June 23, 2006 relating to the financial statements of W2001 Pac Realty Mezzanine, LLC, which appears in Ashford Hospitality Trust’s Report on Form 8-K dated April 19, 2006 and filed on June 30, 2006. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Francisco, CA
April 11, 2007